                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               OPTION CARE, INC.

               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           ------------------------

                    NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                            TO BE HELD MAY 9, 1997

                           -------------------------


TO THE SHAREHOLDERS OF OPTION CARE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of Option Care, Inc., a Delaware corporation (the "Company"), will be held at The Harris Bank, 111 West Monroe, Chicago, Illinois 60690, on Friday, May 9, 1997, at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon:

     (1)  The election of two directors for terms expiring in 2000;

     (2) The amendment and restatement of the Option Care, Inc. 1991 Stock Incentive Plan; and

     (3) Such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record on March 28, 1997, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. Even if you expect to be present at the meeting, please sign, date and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. You may revoke your proxy by attending the meeting and voting in person. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            /s/ CATHY BELLEHUMEUR
                            CATHY BELLEHUMEUR
                            Senior Vice President, General Counsel and Secretary

April 18, 1997

                                 OPTION CARE, INC.
                         100 Corporate North, Suite 212
                          Bannockburn, Illinois 60015

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                         ANNUAL SHAREHOLDERS' MEETING
                            TO BE HELD MAY 9, 1997

     The enclosed Proxy is solicited by the Board of Directors of Option Care, Inc. (the "Company") in connection with the Annual Shareholders' Meeting of the Company to be held on May 9, 1997, and at any and all adjournments thereof (the "Annual Meeting"). The costs of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, are being paid by the Company. In addition, the Company will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of the Company's Common Stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of such shares. Officers and other regular employees of the Company who will receive no extra compensation for their services may solicit Proxies in person or by telephone or facsimile. The Proxy Statement and accompanying form of Proxy will be first mailed to shareholders on or about April 18, 1997.

     The Proxy may be revoked at any time prior to its exercise by giving written notice of revocation to an officer of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person. Unless so revoked, properly executed Proxies will be voted in accordance with the shareholders' specifications marked thereon. If no specifications are marked thereon with respect to one or more proposals, proxies will be voted as to such proposals in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. Except for the election of directors, which shall be by plurality vote, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required for approval of any matter which may properly come before the meeting, except as otherwise provided by law or the Company's Certificate of Incorporation or By-laws. Abstentions and shares which are not voted by a broker or other nominee on a particular matter (broker non-votes) have the same effect as votes cast against a particular proposal.

     Shareholders of record on March 28, 1997, are the only persons entitled to vote at the Annual Meeting. As of that date, there were issued and outstanding 10,602,660 shares of Common Stock, the only voting securities of the Company. Each shareholder is entitled to one vote for each share held.

                             ELECTION OF DIRECTORS

     The Company's By-laws authorize the Board of Directors to fix the number of directors. Currently, the number is fixed at five. The members of the Board of Directors are divided into three classes with the term of one class expiring each year. There are two directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 2000 or until their successors have been elected and qualified. It is intended that the names of John N. Kapoor and Roger W. Stone, both of whom are currently directors, will be placed in nomination and that those persons named in the Proxy will vote for their election. The nominees have indicated their willingness to serve as members of the Board of Directors if elected; however, in case the nominee(s) shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute nominee designated by the Board of Directors.

     The nominees are as follows:

          Name                              Age       Position
          ----                              ---       --------
          John N. Kapoor                    53        Chairman of the Board
                                                        and Director

          Roger W. Stone (1) (2) (3) (4)    62        Director

     The present directors of the Company whose terms will expire after 1997 are as follows:

Term Expiring in 1998

          Jerome F. Sheldon (1) (2) (3) (4) 61        Director

Term Expiring in 1999

          James G. Andress (1) (2) (3) (4)  58        Director

          Erick E. Hanson                   50        President, Chief Executive
                                                        Officer and Director

-----------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Stock Incentive Plan Committee.
(4)  Member of the Corporate Compliance Committee.

     Dr. John N. Kapoor is currently Chairman of the Board. He has been Chairman of the Board of Directors since October 1990 and served as CEO from August 1993 to April 1996. He previously served as President from August 1993 through October 1993 and from January, 1995 through February, 1996. Dr. Kapoor also served as Chief Executive Officer and President from March 1991 to May 1991. In addition, Dr. Kapoor is President of E. J. Financial Enterprises, Inc., located in Lake Forest, Illinois, a position he has held since April 1990. From June 1982 to April 1990, Dr. Kapoor held several positions with Lyphomed, Inc., in Rosemont, Illinois, including Chairman, Chief Executive Officer and President. Dr. Kapoor is also a director of

Lunar Corporation, a medical equipment pharmaceutical development company, and director and Chief Executive Officer of Akorn, Inc., an ophthalmic pharmaceutical company, and is Chairman and Chief Executive Officer of UniMed, Inc., a pharmaceutical company. Dr. Kapoor holds a doctorate in medicinal chemistry.

     Roger W. Stone has been a member of the Board of Directors since November 1991. Mr. Stone has been Chairman of the Board of Directors, President and Chief Executive Officer of Stone Container Corporation, a paper products company, since 1983. Mr. Stone is also a director of Morton International, Inc., McDonald's Corporation and Stone-Consolidated Corporation.

     Jerome F. Sheldon has been a member of the Board of Directors since November 1991. Mr. Sheldon is Chairman and CEO of Lamar Snowboards, Inc., located in San Diego, California. Previously, Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1989 to June 1990, a director of such company from March 1980 to February 1991 and a consultant to such company from July 1990 to June 1991. Mr. Sheldon was a director of the International Franchise Association and a trustee of the St. Louis College of Pharmacy for approximately 10 years.

     James G. Andress has been a member of the Board of Directors since November 1991. Mr. Andress has been President and Chief Executive Officer of Warner-Chilcott PLC, a pharmaceutical company, since November 1996. From 1989 until November 1995, Mr. Andress served as President, Chief Executive Officer and Chief Operating Officer of Information Resources, Inc., a software and information services company. He currently serves as a Director of the following companies: Information Resources, Inc.; Allstate Corporation; Genelabs Technologies, Inc.; Genetics Institute, Inc.; The Liposome Company, Inc.; Sepracor, Inc.; Walsh International, Inc.; Xoma Corporation; Neorx Corporation, and Favorite Brands International.

     Erick E. Hanson is currently President, Chief Executive Officer and Director. He has been President and Director since March 1996, and Chief Executive Officer since April 1996. Mr. Hanson joined the Company as Senior Vice President in April 1995 and was appointed Executive Vice President and Chief Operating Officer in August 1995. From November 1991 to April 1995, Mr. Hanson held executive positions, including that of Vice President Corporate Sales and Marketing, at Caremark, Inc. in Northbrook, Illinois. From April 1989 to November 1991 Mr. Hanson served as President and Chief Operating Officer of Clinical Partners, Inc. in Boston, Massachusetts.

Board Meetings

     The Company's Board of Directors met four times during 1996. Each director attended all Board and Committee meetings during 1996.

Committees of the Board of Directors

     The Company has standing Audit, Compensation, Stock Option and Corporate Compliance Committees of the Board of Directors. The members of these Committees have been identified above. The Company does not have a nominating committee.

     The Audit Committee recommends the selection of independent public accountants to the Board of Directors, reviews the scope of the audits performed by the independent public accountants, together with their audit reports and any recommendations made by them, and the results of the audit for the prior fiscal year, with the independent public accountants. The Audit Committee also reviews the Company's financial disclosure documents, material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability. The Audit Committee met twice in 1996.

     The Compensation Committee determines the annual salary, bonus and other benefits of selected senior officers of the Company and establishes and reviews, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee met once in 1996.

     The Stock Incentive Plan Committee grants stock options under the Company's 1991 Stock Incentive Plan, as amended. The Stock Option Committee met four times in 1996.

     The Corporate Compliance Committee monitors the Company's adherence to general corporate policies. The Corporate Compliance Committee met four times in 1996.

Director Compensation
     Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings. Upon becoming directors, each of Messrs. Andress, Sheldon and Stone also received an option to purchase 24,000 shares of Common Stock of the Company at an exercise price of $3.75 per share pursuant to the Company's 1991 Stock Incentive Plan. An additional grant of an option to purchase 20,000 shares at an exercise price of $4.38 was made to each Director in November 1995. At the first meeting of 1996, the annual granting of an option to purchase 7,500 shares per Director was approved. These options were granted in March 1996 at an exercise price of $4.25 per share.

Section 16(a)  Beneficial Ownership Reporting Compliance
     The Securities Exchange Act of 1934 requires all executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, the Nasdaq Stock Market, Inc. and the Company.

     Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1996, the Company believes that all reports were filed on a timely basis.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. The information shown assumes the exercise by each person (or all directors and executive officers as a group) of stock options owned by such person which are currently exercisable or are exercisable within 60 days after the date of this Proxy Statement and the exercise by no other person of stock options or exchange rights. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to all shares shown to be beneficially owned by them.

                                                                 Number
                                                               of Shares          Percent
Name of Beneficial Owner                                   Beneficially Owned     of Class
------------------------                                   ------------------     --------

James G. Andress (1)                                             30,875              .3

Cathy Bellehumeur (1)                                             6,250              .0

J. Jeffrey Fox (1)                                               37,500              .4

Erick E. Hanson (2)                                              89,600              .8

Dr. John N. Kapoor (3)                                        6,221,195            57.9
EJ Financial Enterprises
225 Deerpath Road, Suite 250
Lake Forest IL 60045

Michael T. Prime (4)                                            606,500             5.6
1370 Ridgewood Drive, Suite 20
Chico, CA 95926

Jerome F. Sheldon (1)                                            30,875              .3

Roger W. Stone (5)                                               50,875              .5

All directors and executive officers as a group (7 persons)   6,467,170            60.2
-----------------

(1) Represents shares issuable pursuant to options which are exercisable within 60 days.

(2) Represents 87,500 shares issuable pursuant to options which are exercisable within 60 days.

(3) Represents 3,154,528 shares owned by the John N. Kapoor Trust dated September 20, 1989 (the "Kapoor Trust") of which Dr. Kapoor is the sole trustee and sole current beneficiary, 1,200,000 shares owned by the EJ Financial Investments II Limited Partnership, of which Dr. Kapoor is the sole general partner, and 1,866,667 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner.

(4) Mr. Prime shares voting and investment power with respect to these shares with his wife.

(5) Represents 30,875 shares issuable pursuant to options which are exercisable within 60 days.

                            EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of certain of the Company's executive officers and former executive officers who were employed by the Company during the year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                             ----------
                                              Annual Compensation           Compensation
                                           --------------------------        ------------
                                                                             Securities
                                Fiscal                                       Underlying                All Other
Name & Principal Position        Year      Salary ($)       Bonus ($)     Options/SARs (#)        Compensation ($)(1)
-------------------------       ------     ----------       ---------     ----------------        -------------------

John N. Kapoor                   1996       $132,667         $     0                     0                     $    0
  Chairman                       1995       $212,000         $     0                     0                     $    0
                                 1994       $212,000         $     0                     0

Erick E. Hanson (2)              1996       $220,269         $45,000               125,000                     $7,579
  Director, President and        1995       $124,000         $     0               125,000                     $1,918
  Chief Executive Officer        1994       $      0         $     0                     0                          0

J. Jeffrey Fox (3)               1996       $130,400         $24,343                     0                    $ 1,911
  Vice President and             1995       $122,675         $ 4,000                50,000                    $28,853
  Chief Financial Officer        1994       $ 39,038         $     0                25,000                          0

Cathy Bellehumeur                1996       $129,767         $17,500                 5,000                    $ 1,919
  Vice President and             1995       $125,009         $10,000                15,000                    $ 1,836
  General Counsel                1994       $ 86,590         $     0                25,000                          0

(1) Amounts shown in this column for 1995 and 1996 represent Company contributions to the Company's 401(k) plan and reimbursement of relocation expenses of $26,313 for Mr. Fox in 1995.
(2) Mr. Hanson's 1995 salary reflects compensation for a partial year of employment.
(3) Mr. Fox resigned as Chief Financial Officer on January 13, 1997 and his employment terminated on February 28, 1997.

   AGGREGATED OPTION/SAR EXERCISES IN 1996 AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning the value of stock option exercises during the year ended December 31, 1996 and of stock options held as of December 31, 1996.

                                                                       Number of Securities               Value of Unexercised
                                                                      Underlying Unexercised              In-the-Money Options
                                                                Options Held at Fiscal Year End (#)       Fiscal YearEnd($) 1)
                                                                -----------------------------------       --------------------

                             Shares Acquired        Value
      Name                   on Exercise (#)     Realized ($)     Exercisable    Unexercisable       Exercisable     Unexercisable
-----------------            ---------------     ------------     -----------    -------------       -----------     -------------

John N. Kapoor                             0                0               0                0                 0                 0

Erick E. Hanson                            0                0          87,500          162,500           243,500           418,500

J. Jeffrey Fox                             0                0          56,250           18,750           239,063            79,687

Cathy Bellehumeur                     15,000           52,500           6,250           23,750            24,688            81,562


(1) Based upon the closing price of the Company's common stock of $6.50 per share on December 31, 1996, as reported by the Nasdaq National Market.

                            GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Company's executive officers named in the Summary Compensation Table during the year ended December 31, 1996. No SARs were granted during 1996.

                     OPTION GRANTS DURING LAST FISCAL YEAR


                     Number of Securities        % of Total                                        Potential Realizable Value at
                          Underlying              Options            Exercise                      Assumed Annual Rates of Stock
                           Options          Granted to Employees     or Base      Expiration   Price appreciation for Option Term(2)
Name                    Granted (#)(1)         in Fiscal Year        Price($/sh)     Date            5% ($)            10% ($)
----                    --------------         --------------        ----------      ----            ------            -------
John N. Kapoor                          0                  .0%                 0          NA             NA                 NA

Erick E. Hanson                   125,000                63.3%              4.25    03/13/06        334,100            846,676

J. Jeffrey Fox                          0                   0%                 0          NA             NA                 NA

Cathy Bellehumeur                   5,000                 2.5%              5.00    11/06/06         15,722             39,844

(1) All options were granted under the Company's 1991 Stock Incentive Plan. These options are non-qualified and vest 25% each year on the first four anniversaries of the grant date.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionee is possible without an increase in stock price, which will benefit all shareholders proportionately.



                          TEN YEAR OPTION REPRICINGS
                          --------------------------



                                                        Option Repriced      Time of Repricing       Time of Repricing
            Name                       Date             or Amended (#)        or Amendment ($)        or Amendment ($)
            ----                       ----              --------------        ----------------       ----------------
Cathy Bellehumeur                      02/21/95              10,000               2.25                    3.875
 Vice President, General               02/21/95              15,000               2.25                    2.625
  Counsel and Secretary

J. Jeffrey Fox                         02/21/95              25,000               2.25                     3.50
  Vice President Finance
   and Chief Financial Officer

                                                          Length of Original Option
                                           Exercise        Term Remaining at Date
                                            Price         of Repricing or Amendment
                                            -----         -------------------------
Cathy Bellehumeur                            2.25                   9 yrs
 Vice President, General                     2.25                   9 yrs
  Counsel and Secretary

J. Jeffrey Fox                               2.25                   9 yrs
  Vice President Finance
   and Chief Financial Officer

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors was comprised during fiscal 1996 of James G. Andress, Jerry Sheldon and Roger W. Stone. All Committee members are non-employee directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the named executive officers for fiscal 1996.

   This report by the Compensation Committee and the Performance Graph and the Ten-Year Option/SAR Repricings Table contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

Compensation Policy

   The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with cash bonuses based upon corporate performance and individual initiatives and performance and stock options granted under the Company's 1991 Stock Incentive Plan, as amended. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual cash compensation is designed to attract and retain qualified executives. All executive officers, and management in general, are also eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

Performance Measures

   In evaluating annual bonuses, the Committee examines earnings per share and sales growth as well as subjective factors relating to performance of management objectives. No specific weight is assigned to any of these factors. The earnings factors are compared with designated Company performance goals, prior years' performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of other home healthcare companies in order to demonstrate the impact of management's objectives and performance. Therefore, the Company compares its performance against a peer industry group currently consisting of
one company in the infusion and health care franchise business.    Such peer
industry group is the same group included as the peer group in the performance graph included elsewhere in this Proxy Statement. The Company considers itself a high-tech pharmaceutical therapy company, although approximately 30% of its revenues during 1996 came from franchising pharmaceutical therapy and 70% came from direct pharmaceutical therapy services.

Fiscal 1996 Compensation

   For fiscal 1996, the Company's executive compensation program consisted of base salary, adjusted from the prior year, a bonus pool based upon the performance measurements described above, and stock options which are granted
from time to time to members of management.   Options are granted based
primarily on each such person's potential contribution to the Company's growth and profitability. The Committee believes that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price.

   Base salary, maximum annual bonus, and annual stock option grants for the Chief Executive Officer and all other executive officers were established by a combination of objective and subjective factors. Actual bonus payout is determined by a combination of objective factors, relating to the Company's performance relative to targets and comparative companies, and subjective factors, relating to the completion of specific management objectives.

   The Company's objective is to obtain a financial performance that achieves several goals over time including sales volume and earnings-per-share growth of 20 to 25 percent. In fiscal 1996, the Company achieved an 8% growth rate in revenues while reporting net income of $3,563,000 before a non-cash write down of intangible assets. As a result, 1996 bonuses included reduced payments for the Company performance-related component.

   Base salaries are believed to be within the range of those persons holding comparably responsible positions at other companies, both regionally and nationally. In addition, other factors are taken into consideration, such as cost of living increases, competitors' performance, as well as the individual's past performance and potential with the Company. Bonus compensation is also tied to performance goals.

   The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. If performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

                                James G. Andress
                                 Roger W. Stone
                                 Jerry Sheldon

                         STOCK PRICE PERFORMANCE GRAPH


   The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company for the period from April 15, 1992, the date of the Company's initial public offering, to December 31, 1996, with the cumulative total return on the Nasdaq National Market Composite Index and a peer group index over the same period assuming the investment of $100 in each on April 15, 1992, at the April 14, 1992, closing price.



                             [GRAPH APPEARS HERE]





                     Apr 14, 1992  Dec 31, 1992  Dec 31, 1993  Dec 31, 1994  Dec 31, 1995  Dec 31, 1996
                     ------------  ------------  ------------  ------------  ------------  ------------

Option Care, Inc.       100.00         94.87         38.46         21.79         34.67         66.67

Nasdaq                  100.00        114.56        131.50        128.54        181.78        223.61

Peer Group              100.00         93.33         90.00        190.00        183.33        280.00




(1) The peer group index consists of Rotech Medical Corporation. Curaflex Health Services, Inc. and T2 Medical, Inc. were formerly included in the peer group, but merged into Coram Healthcare Corp. in July 1994. Medicine Shoppe International, Inc., Quantum Health Resources, Inc., Tokos Medical Corp. and Total Pharmaceutical Care were formerly included in the peer group, but merged or were acquired in 1995. Caremark International, Inc. was formerly included in the peer group, but was acquired in 1996.

               CERTAIN TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

   The Company and EJ Financial Enterprises, Inc., which is 100% owned by Dr. Kapoor, have entered into a consulting agreement dated as of January 1, 1991 pursuant to which EJ Financial provides independent consulting services to the Company. EJ Financial receives an annual fee of $147,406, which increases 10% per year, for ongoing consulting services. The agreement may be terminated by either party on any January 1. EJ Financial will provide consulting principally on strategic corporate objectives and operations, including sales and marketing strategies, growth strategies, and acquisition opportunities of the Company.

          PROPOSAL TO AMEND AND RESTATE THE 1991 STOCK INCENTIVE PLAN

   On February 21, 1997 the Board of Directors of the Company approved the amendment and restatement of the Option Care, Inc. 1991 Stock Incentive Plan (the "1991 Plan"). The Option Care, Inc. 1991 Stock Incentive Plan as amended
and restated may hereinafter be referred to as the "1997 Plan".   The full text
of the Option Care, Inc. Amended and Restated Stock Incentive Plan (1997) appears as Exhibit A hereto.

   The stated purpose of the 1997 Plan is to aid in maintaining and developing strong management capable of assuring the future success of the Company. The 1997 Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Shares by those employees who are largely responsible for its future growth and financial success. All directors and employees of the Company and its subsidiaries and vendors of the Company are eligible to be granted awards under the 1997 Plan.

   The Board of Directors has proposed that the 1997 Plan be submitted to the Company's shareholders for their consideration and approval. As described in more detail herein, the amendments to the 1991 Plan would, among other things,
(i) increase the number of Shares authorized for issuance pursuant to awards which may be made from 1,660,000 under the 1991 Plan to 2,000,000 under the 1997 Plan; and (ii) provide certain administrative flexibility. Approval of the 1997 Plan requires the affirmative vote of a majority of the votes represented by common stock of the Company which are present in person or represented by proxy at the Annual Meeting.


The Proposed 1997 Plan

       Purpose of Proposed Increase in Authorized Shares

   As of the date hereof, only 560,280 Shares remain available for awards under the 1991 Plan. Because the Board of Directors desires to continue its use as a vehicle to compensate non-employee directors and to compensate and motivate employees, the Board believes that the 1991 Plan should be amended to make an additional 340,000 Shares available to serve as the basis of future awards thereunder.

   The following sets forth certain information regarding non-qualified stock options to purchase Shares granted to all directors and executive officers of the Company individually over the course of the 1996 fiscal year.

                                     1991 STOCK INCENTIVE PLAN
                                     -------------------------


                                                         Number of Shares
                                                           Issuable Upon       Exercise
                                                         Exercise of Stock       Date        Price Per
Name                  Position          Grant Date            Options         Exercisable      Share
----                  --------          ----------       -----------------    -----------    ---------
John Kapoor           Director              N/A                N/A                 N/A            N/A

James Andress         Director            3/13/96              7,500                (1)         $4.25

Jerome Sheldon        Director            3/13/96              7,500                (1)         $4.25

Roger Stone           Director            3/13/96              7,500                (1)         $4.25

Erick E. Hanson       Director/           3/13/96            125,000                (1)         $4.25
                      President

Cathy Bellehumeur     Vice President/     11/6/96              5,000                (1)         $5.00
                      General Counsel

J. Jeffrey Fox        Chief Financial       N/A                N/A                  N/A           N/A
                      Officer

(1) These options become exercisable in increments of 25% per year over the four years following the Grant Date.

     Over the course of the 1996 fiscal year the Company granted to 32 non-executive officers and employees, non-qualified stock options to purchase 44,850 Shares at exercise prices ranging from $4.25 per share to $7.50 per share, based on the fair market value of the Shares as of the date of grant. Furthermore, at the February 21, 1997 meeting of the Company's Board of Directors, the Company granted non-qualified stock options to the following executive officers: James Duncan, Senior Vice President, in the amount of 100,000 Shares, Paul Jurewicz, Chief Financial Officer and Senior Vice President, in the amount of 100,000 Shares, Erick E. Hanson, Director and President, in the amount of 50,000 Shares and to Cathy Bellehumeur, Senior Vice President, in the amount of 55,000 Shares, all at an exercise price of $6.00. At this same meeting the Company granted to 10 non-executive employees, non-qualified stock options to purchase 65,850 Shares at an exercise price of $6.00.

     Such non-qualified stock options become exercisable in increments and expire 10 years from the date on which they were granted, as is the case with the non-qualified stock options awarded to the individuals listed in the table above.

     It is expected that if the 1997 Plan is approved by the Company's shareholders, Erick E. Hanson, Cathy Bellehumeur, James Duncan, Paul Jurewicz, John Kapoor, James Andress, Jerome Sheldon, Roger Stone as well as the Company's non-executive employees, may receive additional awards under the 1997 Plan. Because the timing and the amount of any future awards will be at the discretion of the Board of Directors, the specifics of future awards cannot be determined at this time.

     Purpose of Provision for award of options to employee members of the Board of Directors.

     In order to reward and compensate those directors of the Company who provide valuable and necessary services to the Company, the Company deems it advisable and appropriate to amend the 1991 Plan to provide for the ongoing ability to grant options to such Directors.

     Purpose of Other Amendments to the 1991 Plan.

     The Board of Directors approved certain other amendments to the 1991 Plan for the purpose of providing greater flexibility in its administration. These amendments include (i) changing the period over which a performance award may be structured from two to five years to one to five years; (ii) changing the period during which an award may be exercised after termination of employment or service on the Board from a set time period to such period of time as may be negotiated in an employment or severance agreement between the Company and the participant; (iii) allowing the Board to accelerate or extend the date on which an option may be exercised to the extent permitted by applicable law; (iv) limiting the circumstances under which shareholder approval of amendments to the 1991 Plan are required to those which would otherwise cause the 1991 Plan to fail to comply with Rule 16b-3 of the Securities and Exchange Act of 1934 or any other requirement of applicable law or regulation; (v) changing the circumstances under which options will become immediately exercisable upon a change in control of the Company to exclude equity offerings, and events reportable under federal securities law if John N. Kapoor owns at least 40% of the combined voting power of the Company's then outstanding securities; and (vi) adding a provision whereby each option holder is required to appoint the Chief Financial Officer of the Company as his or her attorney-in-fact to sell his or her options upon the sale of a majority of the outstanding shares of Common Stock of the Company on substantially the same terms and conditions as the majority holders.

Recommendation of the Board of Directors

     The Board recommends that the holders of Shares vote "FOR" the 1997 Amended and Restated Stock Incentive Plan, which will, among other things, (i) increase the number of Shares which may be issued pursuant to awards made under the 1991 Plan from 1,660,000 to 2,000,000, (ii) provide administrative flexibility.

Description of the 1997 Amended and Restated Stock Incentive Plan Upon Effectiveness of Amendments Adopted by the Board of Directors and the Shareholders

     Administration of the 1997 Plan

     Under the 1997 Plan the Board of Directors shall designate a committee of two or more directors to administer the Plan (the "Committee"). The Committee shall, subject to the terms of the Plan, establish selection guidelines, select officers and other employees, directors and vendors for participation, and determine the form of grant, either as an incentive award, stock option, stock appreciation rights or combination thereof. The Committee shall also determine the form of stock option, the number of shares subject to the grant, the fair market value of the Shares when necessary, the time and conditions of vesting or exercise and all other terms and conditions of the grant.

     All grants and awards under the 1997 Plan shall be evidenced by written agreements between the Company and the eligible recipients. The Committee may interpret the 1997 Plan and establish rules and regulations for the administration of the 1997 Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability.

     Incentive Awards

     Incentive awards, whether Performance Awards or Fixed Awards (as described below), may be made to eligible recipients under the 1997 Plan in the form of cash, stock units, shares of Common Stock or any combination of the foregoing.

     Performance Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year through five years, as determined by the Committee.

     Fixed Awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be one year to ten years from the date of the award.

     Stock Options

     Options to purchase shares of Common Stock of the Company may be granted under the 1997 Plan to such eligible recipients as may be selected by the Committee. No option shall be exercisable earlier than one year, nor more than ten years after the date of grant. Options may be exercised during the optionee's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, provided, however, that if employment or engagement of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, but in any event not after the expiration of the term of the option.

     The types of stock options which may be awarded under the 1997 Plan include Incentive Stock Options and any other form of option permitted under the Internal Revenue Code. An Incentive Stock Option entitles the Participant to purchase Shares at an option price of not less than the fair market value of the Shares on the date of the grant and other forms of options entitle the eligible recipient to purchase Shares at 100% of the fair market value of the Shares on the date of the grant; provided however that if at any time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the 1997 Plan, the optionee owns directly or indirectly (within the meaning of section 424(d) of the Code) shares of Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any within the meaning of section 422(b) (63 of the Code), then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

     Each option will be evidenced by an option agreement containing such terms and conditions consistent with the 1997 Plan that are approved by the Committee. Option agreements may provide for the exercise of options in whole or in part from time to time during the term of the Option, or in such installments and at such times as the Committee may determine. Options granted under the 1997 Plan are non-transferable, except in the event of death of an optionee during employment, engagement or service on the Board, or the retirement of the employee at or after age 65 or the employee's total and permanent disability. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No optioner has any of the rights or privileges of a shareholder of the Company with respect to Shares issuable upon exercise of an option until certificates representing such Shares have been issued and delivered to the optioner.

Stock Appreciation Rights ("SAR")

     Rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors, officers and other employees as may be selected by the Committee and approved by the Board. Such right shall not be exercisable unless it shall have been outstanding for at least six months, nor shall such right be exercisable more than ten years after the date of the grant. Stock appreciation rights may be exercised during the individual's continued employment with the Company or service on the Board as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or shares of Common Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

Amendment; Termination

     The 1997 Plan will terminate on the tenth anniversary of shareholder approval of the 1997 Plan, unless sooner terminated by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

     The 1997 Plan may be amended or terminated by the Board in any respect except that no amendment may be made without shareholder approval if such amendment would cause the 1997 Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (as such Rule 16b-3 may be amended or applicable from time to time) or any other requirement of applicable law or regulation.

     Appropriate adjustments may be made by the Committee in the maximum number of shares to be issued under the 1997 Plan, the maximum number of shares to be issued pursuant to incentive awards and in the number of shares subject to any option grant, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the 1997 Plan.


Federal Tax Consequences

     An optioner will not realize any income, nor will the Company be entitled to a deduction, at the time an Incentive Stock Option is granted under the 1997 Plan. If an optioner does not dispose of the Shares acquired on the exercise of an Incentive Stock Option within one year after the transfer of such shares to him and within two years from the date the Incentive Stock Option was granted to him, then for federal income tax purposes: (a) the Participant will not recognize any income at the time of exercise of his Incentive Stock Option; (b) the amount by which the fair market value (determined without regard to short-swing profit restrictions) of the Shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the Incentive Stock Option price and the amount realized upon the sale of the Shares of the Participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an Incentive Stock Option.

     Except in the case of a disposition following the death of a Participant and certain other very limited exceptions, if the Shares acquired pursuant to an Incentive Stock Option are not held for the minimum periods described above, the excess of the fair market value of the Shares at the time of exercise over the amount paid for the Shares generally will be taxed as ordinary income to the Participant in the year of disposition. The Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optioner as ordinary income by reason of the sale of stock acquired upon the exercise of an Incentive Stock Option.

     An optioner will not realize any income at the time a Non-qualified Stock Option or a SAR is granted under the 1997 Plan, nor will the Company be entitled to a deduction at that time. Upon exercise of a Non-qualified Stock Option or a SAR, the Participant will recognize ordinary income (a) in the case of an exercise of a Non-qualified Stock Option (whether the Non-qualified Stock Option price is paid in cash or by the surrender of previously owned Shares), in an amount equal to the difference between the option price and the fair market value of the Shares to which the Non-qualified Stock Option pertains, and (b) in the case of an exercise of a SAR, in an amount equal to the sum of the fair market value of the Shares and any cash received on the exercise. In the event that the Participant cannot sell shares acquired on exercise of a Non-qualified Stock Option or SAR without incurring liability under Section 16(b) of the Exchange Act, the taxable event described above will be delayed until six months after acquisition of the Shares, or the first day on which the sale of such property no longer subjects the person to suit under Section 16(b) of the Exchange Act, whichever is earlier. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optioner.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected KPMG Peat Marwick to serve as the Company's independent public accountants in 1997. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by December 19, 1997 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be addressed to Option Care, Inc., 100 Corporate North, Suite 212, Bannockburn, Illinois 60015, Attn.: Secretary.

               DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not now intend to bring before the 1997 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the management intend to present at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the accompanying Proxy intend to vote the shares represented by them in accordance with their best judgment.


                         By Order of the Board of Directors

                         Cathy Bellehumeur
                         Senior Vice President, General Counsel
                                and Secretary



April 18, 1997

                                                                       EXHIBIT A

                               OPTION CARE, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN
                                     (1997)


                                  I.  GENERAL

1.   Plan.  To provide incentives to employees of OPTION CARE, Inc., a
Delaware Corporation (the   "Company"), or its subsidiary corporations, members
of the Board of Directors of the Company (the "Board") and other persons who provide services to the Company or its subsidiary corporations on a regular and substantial basis ("vendors") through rewards based upon the ownership and performance of the common stock of the Company, the Committee hereinafter designated may grant incentive awards, stock options, stock appreciation rights, or combinations thereof, to eligible officers and other employees and vendors on the terms and subject to the conditions stated in this Plan. In addition, members of the Board other than John N. Kapoor ("Directors") are or may be granted options on the terms and subject to the conditions set forth in this Plan. References hereinafter to employment by or the provision of services to the Company shall include references to its subsidiary corporations within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees, officers, Directors and vendors eligible to receive grants or awards under this Plan shall be collectively referred to herein as "Eligible Recipients."

2. Eligibility. Officers and other employees of the Company and its subsidiaries, and vendors, shall, upon selection by the Committee, be eligible to receive incentive awards, stock options or stock appreciation rights, either singly or in combination, as the Committee, in its discretion, shall determine. Directors shall receive stock options on the terms and subject to the conditions stated in this Plan.

3.   Shares to be Issued. The maximum number of shares of common stock, par
value $.01 per share of   the Company ("Common Stock"), to be issued pursuant to
all grants made under the Plan shall be 2,000,000.   Shares awarded pursuant to
grants which, by reason of the expiration, cancellation or other termination of the grants prior to issuance, are not issued, shall again be available for future grants. Shares of Common Stock to be issued nay be authorized and unissued shares, treasury stock or a combination thereof.

4.   Administration of the Plan. The Plan shall be administered by a committee
designated by the Board   (the "Committee"). No member of the Committee shall be
eligible to participate in, or within one year prior   to appointment to the
Committee (but disregarding any participation or eligibility for participation during any period of time before the initial registration statement under
Section 12 of the Securities Exchange Act of 1934 of the Company or any of its affiliates becomes effective) shall have participated in or shall have been eligible to participate in, this Plan or any other stock purchase, incentive award, stock option, stock appreciation rights or other stock incentive plan of the Company, except as provided in Article III, Section l(b). The Committee shall, subject to the terms of the Plan establish selection guidelines, select officers and other employees, directors and vendors for participation, and determine the form of grant, either as an incentive award, stock option or stock appreciation rights or combination thereof, determine the form of stock option, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the time and conditions of vesting or exercise, and all other terms and conditions of the grant. All grants and awards under this Plan shall be evidenced by written agreements ("Option Agreements") between this Company and the participants and no such grant or award shall be valid until so evidenced. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability, not inconsistent with or conflicting with the terms of the Plan. All such rules, regulations, and interpretations relating to the Plan adopted by the Committee shall be conclusive and binding on all parties. The foregoing notwithstanding, neither the Board nor the Committee shall have any discretion to alter the number of shares subject to stock options granted to directors pursuant to Article 3, Section l(b) or the terms or conditions under which such shares are granted except as provided in Article I, Section 5.

5.   Adjustments for Changes in Capitalization.  Appropriate adjustments shall
be made by the Committee   in the maximum number of shares to be issued under
the Plan, the maximum number of shares to be issued pursuant to incentive awards and in the number of shares the subject of any option grant, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan and its amendment and restatements, as applicable.

6.   Effective Date and Term of Plan.  The Plan as amended and restated shall
be submitted to the   stockholders of the Company for approval and if approved
shall become effective on the date thereof. The Plan shall terminate ten years thereafter, unless terminated earlier by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

7.   Amendments. The Plan may be amended or terminated by the Board in any
respect except that no   amendment may be made without stockholder approval if
such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (as such Rule 16b-3 may be amended or applicable from time to time) or any other requirement of applicable law or regulation ("Applicable Law").

8.   Securities Matters.

     (a) Compliance with Law. The exercise or vesting of any grant or award hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock of the Company pursuant thereto will not violate any state or federal securities or other laws. The person entitled to receive shares of stock pursuant to any grant or award hereunder may be required by the Company, as a condition prerequisite to such delivery, to agree in writing that all shares of Common Stock to be acquired pursuant thereto shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock to be made pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of any decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(b)  Blue Sky Limitations.   Anything in this Plan to the contrary
     notwithstanding, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of granted but unexercised stock options so as to comply with any state securities or Blue Sky law limitation with respect thereto, the Committee shall have the right (a) to accelerate the dates on which options granted hereunder may be exercised and (b) cancel any such accelerated options if they are not exercised within fourteen (14) days after notice of such acceleration has been given to the optionee.

9. Change of Control. Subject to the requirement of Article III, Section 2 hereof that an option must be held by an Eligible Recipient for at least one year before becoming vested with such Eligible Recipient, upon a Change of Control any other vesting period shall end and all otherwise unvested options shall become immediately exercisable. For these purposes, a "Change of Control" shall mean the occurrence of any of the following events:

     (a) a merger, consolidation or reorganization of or involving the Company, in which the Company does not survive as an entity independent of other parties to such merger, consolidation or reorganizations;

     (b)  a sale of all or substantially all of the assets of the Company;

     (c) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for a majority of the Company's outstanding shares of Common Stock by any person other than John N. Kapoor;

     (d) any change in control (other than as a result of a public issuance of securities by the Company) of a nature that, in the opinion of the Board, would be required to be reported under federal securities laws, unless after (and taking into consideration) the occurrence of such event John N. Kapoor owns or will own a majority of the Company's outstanding shares of Common Stock;

     (e) any change of control of a nature that, in the opinion of the Board, would be required to be reported under federal securities laws, unless after (and taking into consideration) the occurrence of such event John N. Kapoor owns or will own at least forty percent (40%) of the combined voting power of the Company's then-outstanding securities;

     (f) the date on which any person, other than John N. Kapoor, becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the Company's then-outstanding securities; and

     (g) the date on which a majority of the individuals who constitute the members of the Board cease to be comprised of persons who (i) were members of the Board two years prior to such date (the "Determining Board Members") or (ii) were approved as directors by a vote of at least seventy percent (70%) of the Determining Board Members.

10. Sale or Other Disposition By Majority Interest. Each recipient shall irrevocably appoint the Company and its Chief Executive Officer, or either of them, as such recipient's agents and attorneys-in-fact, with full power of substitution in the recipient's name, to sell, exchange, transfer or otherwise dispose of all or a portion of such recipient's shares of Common Stock or options, or both, and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such power of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or substantially all of their shares of Common Stock of the Company. Any sale, exchange, transfer other disposition of all or a portion of a recipient's shares of Common Stock pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other dispositions of all or a portion of shares of Common Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company. For purposes of determining the sale price per share of Common Stock under this Section 10, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing powers of attorney shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by death, bankruptcy or adjudication of incompetency or insanity of the recipient or the occurrence of any other event.

11.  Additional Provisions.

     (h) Additional Option Provisions. The Board or Committee may, in its sole discretion, include additional provisions in any option granted under the Plan, including, without limitation, restrictions on transfer, repurchase rights, or commitments (i) to pay cash bonuses, (ii) to make, arrange for or guaranty loans, or (iii) to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors or Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

     (i) Acceleration. The Board or Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised; or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Applicable Law (as defined in Article I, Section 7).


                             II.  INCENTIVE AWARDS

1.  Form of Award. Incentive awards, whether Performance Awards or Fixed
Awards (as described   below), may be made to Eligible Recipients in the form of
(i) cash, whether in an absolute amount or   as a percentage of compensation,
(ii) stock units, without power to vote and without the entitlement   to current
dividends, (iii) shares of Common Stock issued to the Eligible Recipient but forfeitable and with restrictions on transfer in any form as hereinafter provided or ( iv) any combination of the foregoing. In addition, in the Committee's discretion, the Company may satisfy all or any part of its obligation under an incentive award payable in cash by delivering shares of Common Stock with a then fair market value equal to the amount of such obligation or such part thereof.

2.  Performance Awards. Performance Awards may be made in terms of a stated
potential maximum dollar   amount, percentage or compensation, or number of
units or shares, with the actual such amount, percentage and number to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a performance period of not less than one year nor more than five years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a Performance Award until the conclusion of the performance period and the determination of the level of achievement specified in the award. The vesting period, if any, for a Performance Award shall be as specified in the applicable award or Option Agreement.

3.  Fixed Awards. Fixed Awards may be made which are not contingent on the
performance of objectives,   but are contingent on the recipient's continuing in
the Company's employ for a period to be specified in the award, which period shall be not less than one year nor more than ten years from the date of award.

4.  Rights with Respect to Restricted Shares. If shares of restricted Common
Stock are issued pursuant   to an Incentive Award, the recipient shall have the
right to vote the shares and to receive dividends thereon   from the date of
issuance, unless and until forfeited.

5. Rights with Respect to Stock Units. If stock units are credited to a recipient pursuant to an Incentive Award, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units shall be credited to an account for the recipient and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.

6.  Vesting and Resultant Events.  At the time an Incentive Award vests, the
award, if in stock units, shall   be paid to the recipient either in shares of
Common Stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the recipient's account to which dividends and interest have been credited shall be paid in cash. Shares of restricted Common Stock issued pursuant to an award shall, at the time of vesting, be released from the restrictions.


                       III.  STOCK OPTIONS FOR OFFICERS,
                     OTHER EMPLOYEES, VENDORS AND DIRECTORS

1.  Grants of Options for Eligible Recipients.  Options to purchase shares of
Common Stock of the   Company   may be granted to such Eligible Recipients as
may be selected by the Committee. These options may, but need not, constitute "incentive stock options," as defined in section 422 of the Code, or any other form of option under the Code as hereafter amended.

    2.  Terms of Options.

    (a) No option shall be exercisable earlier than one year, nor more than ten years after the date of grant. Subject to the preceding sentence, the exercisability of an option may be conditioned upon the achievement of performance goals established by the Committee. Options granted to non-employee Directors shall become exercisable with respect to 25 percent of the shares subject thereto on each of the first four anniversaries of the date of grant.

     (b) The per share option price under incentive stock options shall be not less; than 100% of, and the per share option price under options granted to directors shall be 100% of, the fair market value of a share of Common Stock at the time the option is granted, provided, however, that if at the time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of section 424(d) of the Code) shares of Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock cf the Company or its parent or subsidiary corporations, if any within the meaning of section 422(b) (63 of the Code), then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

     (c) Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price, or in a combination thereof. Options may be exercised during the individual's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company) and only within the original term of that option; provided, however, that if employment of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period not in excess of one year following such termination of employment or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), but in any event not after the expiration of the term of the option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

     (d) Options shall not be transferable, except that in the event of the death of an optionee (i) during employment, engagement or service on the Board, as the case may be, (ii) within a period not in excess of one year after termination of employment or service on the Board, as the case may be, by reason of retirement at or after age 65 or total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board, as the case may be, for any other reason, outstanding options may be exercised by the executor, administrator or personal representative at such deceased optionee during the remainder of the period during which the optionee could have exercised the option had he survived, but not less than ninety days after the death of such optionee.

3.  Withholding Tax.  An option may provide that the optionee may elect to
deliver to the Company (or   authorize the Company to retain from the shares
purchased upon exercise of such option) whole shares of Common Stock to satisfy the Company's obligation, if any, to withhold federal, state and local income tax required to be withheld in respect of such exercise, provided, however, that in the case of an optionee who is an executive officer or director of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934), such election may not be made during the six-month period beginning on the date of grant of such option and must be made either (i) at least six months prior to the date on which the amount of such withholding tax is determined, (ii) during the ten business day period beginning on the third business day following each release of the Company's quarterly or annual summary of sales and earnings, or
(iii) in advance of such ten business day period to be effective within such ten business day period. Any such election shall be irrevocable, but subject to disapproval by the Committee.


                         IV.  STOCK APPRECIATION RIGHTS

1.  Grants.  Rights entitling the grantee to receive cash or shares of Common
Stock having a fair market   value equal to the appreciation in market value of
a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, nay be granted to such eligible officers and other employees as may be selected by the Committee and approved by the Board.

2.  Terms of Grant.  Such rights may be granted in tandem with or with
reference to a related stock option,   in which event the grantee may elect to
exercise either the option or the right, but not both, as to the same shares of Common Stock subject to the option and the right, or the right may be granted independently of a related stock option. In either event, the right shall not be exercisable unless it shall have been outstanding for at least 6 months nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that in the event of the death of a grantee such right shall be exercisable by the same persons and for the same period of time as the related option. Stock appreciation rights may be exercised during the individual's continued employment with the Company and for a period of ninety days following termination of employment or engagement (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), as the case may be, and only within the original term of that grant; provided, however, that if employment of the grantee by the Company and its subsidiaries shall have terminated by reason of the grantee's death, retirement after age 65 or total and permanent disability, or if the grantee dies after termination of employment on account of such retirement or disability, then such right shall be exercisable by the same persons and for the same period of time as the related option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

3.  Payment on Exercise.  Upon exercise of a right, the grantee shall be paid
the excess of the then fair   market value of the number of shares to which the
right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

                               OPTION CARE, INC.
                              100 CORPORATE NORTH
                                   SUITE 212
                          BANNOCKBURN, ILLINOIS 60015

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Paul S. Jurewicz and Cathy Bellehumeur as Proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all of the shares of Common Stock of Option Care, Inc. (the "Company") held of record by the undersigned, or over which the undersigned had voting power, at the close of business on March 28, 1997 at the Annual Meeting of Shareholders to be held on May 9, 1997 or any adjournment or adjournments thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted for Proposals 1 and 2 and in favor of any proposals to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Election of Directors.

   [_] FOR the nominees listed below (except     [_] WITHHOLD AUTHORITY to vote
       marked to the contrary below).                for the nominees below


   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

                                 John N. Kapoor

                                 Roger W. Stone

2. Approval of the Option Care, Inc. Amended and Restated Stock Incentive Plan
   (1997).

   [_] FOR      [_] AGAINST    [_] ABSTAIN

                         (continued on reverse side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             Dated:______________________, 1997


                                             ---------------------------------
                                                  Signature

                                             ---------------------------------
                                                  Signature, if held jointly

                                             Please sign exactly as name appears
                                             on stock certificate. When shares
                                             are held by joint tenants, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                      PLEASE SIGN, DATE AND MAIL PROMPTLY